UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 24, 2004

Date of Report (Date of earliest event reported)

FORTUNE BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9076	13-3295276

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Tower Parkway, Lincolnshire, Illinois	60069

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(847) 484-4400

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.     Other Events

On February 24, 2004, the Registrant’s Board of Directors approved a share repurchase program. The program authorizes the Registrant’s management to purchase up to 5,000,000 shares in open market transactions or privately negotiated transactions from March 1, 2004 to February 28, 2005. The program approved on February 24, 2004 replaces a similar program that was approved by the Registrant’s Board on February 25, 2003 and expires February 29, 2004.

As with the prior program, the Board of Directors also granted authority to the Board’s Executive Committee to authorize the purchase of up to an additional 5,000,000 shares on or prior to February 28, 2005 to the extent the Executive Committee determines it appropriate.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

FORTUNE BRANDS, INC.
(Registrant)

By:	/s/ Mark A. Roche
Mark A. Roche
Senior Vice President, General Counsel and Secretary

Date: February 24, 2004